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                          AMENDMENT TO AGENCY AGREEMENT

        This amendment dated December 1, 1999 (the "Amendment") to the Agency Agreement dated as of October 4, 1999 (the "Agreement"), is made by and between Commonwealth Associates, L.P., and eB2B Commerce, Inc. Capitalized terms used in this Amendment shall have the same meanings set forth in the Agreement, except as otherwise set forth herein.

        WHEREAS, the parties hereto wish to amend the terms of the Agreement to reflect the increase in the size of the Offering, as well as certain other modifications to the terms and conditions of the Offering.

        NOW, THEREFORE, the parties hereto agree as follows:

1. Increase in the Offering. The Agreement is hereby amended by changing the following defined terms:

        "Minimum Offering" shall mean 40 Units for $10,000,000.

        "Maximum Offering" shall mean 100 Units for $25,000,000.

        "Over-Allotment Option" shall mean 32 Units for $8,000,000.

        "Preferred Termination Date" shall mean December 30, 1999.

2. Placement Fees. Section 3(d)(ii) of the Agreement is hereby amended as follows:

        The definition of "Agent's Warrants" is changed to mean that number of shares of Common Stock as equals 20% of the shares of Common Stock underlying the Preferred Shares and the Offering Warrants minus 17,409, so that in the event of the Minimum Offering such percentage shall be 19.23% and in the event of the maximum Offering such percentage shall be 19.69%.

        The reference to $50,000 in subsection (C) is changed to $150,000.

3. Lock-Up Agreement. Section 3(b)(xiii) of the Agreement is hereby deleted in its entirety and replaced with the following new subsection:

               (xiii) Lock-Up Agreements. The Placement Agent shall receive agreements from each officer, director and principal stockholder of the Company to the effect that such individual will not, without the prior written consent of the Placement Agent, sell, transfer or otherwise dispose of any of the Company's securities for one year after the Initial Closing and thereafter will not dispose of more than 25% of the securities on a cumulative basis during each subsequent 90 day period thereafter (the "Lock-Up Period"); provided, however, that if the Company undertakes a Qualified Private Offering or any public offering (as defined in the Memorandum") within the first 12 months of the Lock-Up Period, such individual will not sell, transfer or otherwise dispose of the securities for such period of time after such offering (not to exceed one year) as the managing underwriter or placement agent may request in writing and the Placement Agent may agree to. This restriction on transfer will apply to any securities issued in exchange for the Securities in any merger.

4. Additional Closing Conditions. Section 3(b)(x) of the Agreement relating to the delivery of




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budgets and Section 3(b)(xv) of the Agreement relating to key-man insurance are waived as conditions to the Initial Closing; however, each remains a condition of the Placement Agent to the Final Closing.

5. O & D Insurance. Section 4(j) of the Agreement is amended to read in its entirety as follows:

               (j) D&O Insurance. Commencing on the Final Closing, the Company shall maintain officers and directors liability insurance in the amount of $2,000,000.

6. Effectiveness. This Amendment shall be deemed effective as of the date hereof.

7.      Miscellaneous.

               (a) Agreement Amended. Subject to the provisions of this Section 7, this Amendment shall be deemed to be an amendment to the Agreement. All references to the Agreement in any other document, instrument agreement or writing hereafter shall be deemed to refer to the Agreement as amended hereby.

               (b) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Placement Agent and their respective successors and assigns.

               (c) Governing Law. This Amendment and the rights and obligation of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles.

               (d) Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                               eB2B COMMERCE, INC.


                                   \s\ Peter J. Fiorillo
                               -------------------------------------------------
                               By:  Name:  Peter J. Fiorillo
                                    Title: Chief Executive Officer


Agreed:

COMMONWEALTH ASSOCIATES, L.P.


        By:  Commonwealth Associates Management Corp., Inc.


        By:       \s\ Joseph Wynne
            --------------------------------------------------
             Name:  Joseph Wynne
             Title: Chief Financial Officer